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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 31, 2001


                         Commission file number 1-12215


                         QUEST DIAGNOSTICS INCORPORATED
                               One Malcolm Avenue
                               Teterboro, NJ 07608
                                 (201) 393-5000


                                    DELAWARE
                            (State of Incorporation)


                                   16-1387862
                     (I.R.S. Employer Identification Number)
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ITEM 5. OTHER EVENTS

      On February 21, 2001, the Board of Directors approved a two-for-one stock split to be effected in the form of a 100% stock dividend, subject to stockholder approval of an amendment to the Company's restated certificate of incorporation to increase the number of common shares authorized from 100 million shares to 300 million shares. On May 8, 2001, the stockholders approved the amendment to the restated certificate of incorporation. See Exhibit 3.4 for the Company's Restated Certificate of Incorporation.

      On May 31, 2001, Quest Diagnostics Incorporated effected the two-for-one stock split through the issuance of a stock dividend of one new share of common stock for each share of common stock held by stockholders of record on May 16, 2001.

      The financial information in Exhibit 99.1 reflects the two-for-one stock split on a historical basis. All references in Exhibit 99.1 to the number of common shares and basic and diluted income (loss) per common share have been restated to reflect the stock split.


Item 7.(c) Exhibits

No.           Description
---           -----------

 3.4          Restated Certificate of Incorporation
               of Quest Diagnostics Incorporated

99.1          Quest Diagnostics Incorporated and
               Subsidiaries Selected Historical
               Financial Data (Restated to Reflect
               the Two-for-one Stock Split Effec-
               tive May 31, 2001.)


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 1, 2001


QUEST DIAGNOSTICS INCORPORATED



By: /s/ Robert A. Hagemann
----------------------------
Robert A. Hagemann
Corporate Vice President and
Chief Financial Officer


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